EX 99.2

HEALTHTRAN LLC

FINANCIAL STATEMENTS AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

PREPARED FOR THE YEARS ENDED MAY 31, 2011 AND 2010

Report of Independent Certified Public Accountants

The Management Committee and Members of Management
HealthTran LLC
We have audited the accompanying balance sheets of HealthTran LLC (the “Company”) as of May 31, 2011 and 2010, and the related statements of earnings, changes in members' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the Auditing Standards Board of the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HealthTran LLC as of May 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule of adjusted EBITDA on page 20 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has not been subjected to the auditing procedures applied in the audits of the basic financial statements and, accordingly, we express no opinion on it.
/s/Grant Thornton LLP
Denver, Colorado
August 31, 2011

HealthTran LLC

Balance sheets

	As of May 31,
	2011	2010
Assets
Current assets
Cash and cash equivalents	$11,475,245	$13,933,725
Restricted cash	663,954	722,211
Trade accounts receivable, less allowances for doubtful accounts of $404,693 and $289,000, respectively	22,896,251	24,813,110
Other current assets	1,713,657	1,600,270
Total current assets	36,749,107	41,069,316

Property and equipment, net	6,598,507	6,437,092
Goodwill	4,403,815	4,403,815
Intangibles, net	13,814,520	17,204,716
Customer acquisition costs, net	204,781	371,827
Debt issuance costs, net	1,411,156	1,842,509
Total assets	$63,181,886	$71,329,275

Liabilities and members' deficit
Current liabilities
Accounts payable	$1,052,883	$1,031,272
Current portion of revolving loan	—	605,118
Current portion of long-term debt	2,523,945	6,679,430
Current portion of capital leases	270,299	312,788
Current portion of deferred revenue	219,044	497,834
Current portion of deferred rent and landlord incentives	336,146	302,864
Deposits received	7,613,430	6,773,820
Pharmacy network payable	10,665,081	18,655,859
Rebates payable	4,949,260	6,766,643
Accrued expenses	9,820,131	6,683,968
Other liabilities – current	3,691,492	2,859,105
Total current liabilities	41,141,711	51,168,701

Capital leases, less current portion	146,671	163,249
Revolving loan, net of current portion	—	8,094,882
Long-term debt, net of current portion and discount	13,246,125	8,124,998
Class C preferred units dividends payable (Note E)	5,046,483	655,890
Class C preferred units subject to mandatory redemption, net of discount (Notes D and E)	24,983,539	24,081,083
Class A warrants subject to put (Note D)	6,693,539	6,317,193
Deferred revenue, less current portion	5,594	15,368
Deferred rent and landlord incentives, less current portion	560,724	920,499
Other liabilities, less current portion	—	997,251
Total liabilities	91,824,386	100,539,114

Members’ deficit	(28,642,500)	(29,209,839)
Total liabilities and members’ deficit	$63,181,886	$71,329,275

The accompanying notes are an integral part of these financial statements

HealthTran LLC

Statements of earnings

	Years ended May 31,
	2011	2010

Revenue
Pharmacy benefit administration	$250,418,554	$280,244,472
Service revenue	15,171,657	15,381,628
Total revenue	265,590,211	295,626,100

Direct pharmacy benefit administration expenses, excluding depreciation and amortization	215,409,047	250,747,277
Gross profit	50,181,164	44,878,823

Operating expenses
Selling, general and administrative expenses	33,613,760	32,106,095
Depreciation and amortization	6,543,263	7,783,881
Total operating expenses	40,157,023	39,889,976

Earnings from operations	10,024,141	4,988,847

Interest income	1,400	25,771
Interest expense	(1,916,134)	(1,531,329)
Dividends on Class C preferred units	(4,519,815)	(1,851,600)
Accretion of Class C preferred units discount	(902,456)	(398,276)
Net earnings	$2,687,136	$1,233,413

The accompanying notes are an integral part of these financial statements

HealthTran LLC

Statements of changes in members’ deficit

	Member Interests	Warrants	Total

Balances at June 1, 2009	$1,911,338	$746,898	$2,658,236

Net earnings	1,233,413	—	1,233,413
Distributions (Note D)	(31,262,860)	—	(31,262,860)
Stock-based compensation expense (Note E)	1,602,000	—	1,602,000
Redemption of Class B units (Note E)	(1,602,000)	—	(1,602,000)
Exercise of warrants for Class A units (Note D)	1,398,622	(198,622)	1,200,000
Redemption of Class A units (Note D)	(3,000,000)	—	(3,000,000)
Cumulative effect of adoption of accounting for uncertain tax positions (Note B)	(38,628)	—	(38,628)
Balances at May 31, 2010	(29,758,115)	548,276	(29,209,839)

Net earnings	2,687,136	—	2,687,136
Distributions	(2,119,797)	—	(2,119,797)
Balances at May 31, 2011	$(29,190,776)	$548,276	$(28,642,500)

The accompanying notes are an integral part of these financial statements

HealthTran LLC

Statements of cash flows

	Years ended May 31,
	2011	2010
Operating activities
Net earnings	$2,687,136	$1,233,413
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation expense	2,830,371	3,973,278
Amortization on customer acquisition costs	329,424	443,881
Amortization on purchased intangible assets	3,383,468	3,366,722
Amortization of debt issuance costs and debt discount	705,489	292,066
Amortization of landlord incentives	220,625	220,625
Accretion of Class C preferred units discount	902,456	398,276
Accretion of dividend on Class C preferred units	4,519,815	1,851,600
Interest expense due to change in fair value of Class A warrants subject to put	376,346	—
Stock-based compensation expense	—	1,602,000
Provision for bad debts	235,363	96,703
(Gain) Loss on disposal of property and equipment	6,072	(944)
Net change in operating assets and liabilities
Decrease in restricted cash	58,258	213,569
Decrease in trade accounts receivable	1,681,496	4,777,440
Decrease (increase) in other current assets	(113,387)	344,426
(Decrease) Increase in accounts payable	21,611	(1,206,999)
Increase (decrease) in accrued expenses, deposits received, pharmacy network and rebates payable	(5,806,260)	129,111
Decrease in deferred revenue	(288,564)	(471,393)
Decrease in deferred rent	(547,118)	(479,194)
Decrease in other liabilities	(164,864)	(615,858)
Net cash provided by operating activities	11,037,737	16,168,722

Investing activities
Purchases of property and equipment	(2,674,146)	(2,079,082)
Purchase of intangible assets	(19,400)	—
Customer acquisition costs	(162,378)	(15,846)
Proceeds from disposal of assets	—	944
Net cash used in investing activities	(2,855,924)	(2,093,984)

Financing activities
Payments on long-term debt	(14,846,705)	(7,276,724)
Payments on revolving loan	(13,200,000)	(8,000,000)
Proceeds from revolving loan	4,500,000	8,700,000
Proceeds from new debt	15,538,211	—
Payments on capital leases	(382,780)	(417,409)
Proceeds from issuance of Class C preferred units	—	30,000,000
Exercise of warrants for Class A units	—	1,200,000
Distributions	(2,119,797)	(31,262,860)
Redemption of Class A units	—	(3,000,000)
Redemption of Class B units	—	(1,602,000)
Debt issuance costs incurred	—	(1,776,280)
Dividend distributions on Class C preferred units	(129,222)	(1,195,710)
Net cash used in financing activities	(10,640,293)	(14,630,983)
Net decrease in cash and cash equivalents	(2,458,480)	(556,245)

Cash and cash equivalents at beginning of year	13,933,725	14,489,970
Cash and cash equivalents at end of year	$11,475,245	$13,933,725

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$756,517	$1,093,664

Noncash investing and financing activities
Adjustments to installment payments for purchase of business (Note I)	$26,128	$535,100
Property and equipment acquired with capital leases	$323,713	$—

The accompanying notes are an integral part of these financial statements

HealthTran LLC
May 31, 2011 and 2010
Notes to the financial statements

Note A – Organization and basis of presentation

HealthTran LLC (the “Company”), a limited liability company registered in the state of Delaware, was established on September 18, 2000. The Company provides benefit administration services, including claims processing, benefit plan design, plan implementation, pharmacy networks, mail service, eligibility management, customer services, data reporting, drug utilization management, formulary management and contracting, communication and enforcing therapy guidelines to physicians, pharmacists, and patients, as well as consulting services.
Note B – Summary of accounting policies
Cash and cash equivalents
The Company considers all highly liquid cash investments with original maturity dates of three months or less to be cash equivalents. Cash subject to restrictions that prevents its use for current purposes is segregated in the balance sheets and discussed further in Note H.
Income taxes
Limited liability companies are not taxable entities under provisions of the Internal Revenue Code and, accordingly, the accompanying financial statements do not reflect a provision for federal or state income taxes. The tax effects of the Company’s earnings are the responsibility of the members.
The Company adopted policies to account for unrecognized tax benefits on June 1, 2009. The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The adoption of these policies did not have a material effect on the Company’s financial statements.
As a result of the Company’s adoption of these policies, the Company recorded $38,628 as a liability for unrecognized tax benefits as of June 1, 2009. The reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

Years ended May 31, 2010 and 2011
Balance at June 1, 2009	$38,628
Additions for tax positions of prior years	-
Additions for tax positions of current year	44,755
Balance at May 31, 2010	83,383
Additions for tax positions of prior years	105,393
Additions for tax positions of current year	52,730
Settlements	(61,309)
Balance at May 31, 2011	$180,197
The Company recognizes interest and penalties accrued related to unrecognized tax benefits, if any, in operating expenses for all periods presented.
Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

HealthTran LLC
May 31, 2011 and 2010
Notes to the financial statements (Continued)

Property and equipment
Property and equipment, including property and equipment under capital leases, are recorded at cost. Maintenance and repairs are expensed as incurred. Improvements that extend the useful lives of the assets or provide improved efficiency are capitalized. Leasehold improvements are amortized using the straight-line method, over the shorter of the useful life or the lease term. Depreciation of property and equipment is computed using the straight-line method, over the estimated useful lives of the assets:

Computer equipment	3 to 5 years
Computer equipment – acquired assets	1 to 3 years
Furniture, fixtures and equipment	5 to 7 years
Software	1.5 to 5 years
Building	39 years

External direct costs of materials and services consumed in developing or obtaining internal use computer software, and payroll and payroll-related costs for employees who are directly associated with and who devote time to an internal use computer software project, to the extent of the time spent directly on the project, are capitalized.
Goodwill
Goodwill represents the excess of the purchase price over the fair value of identifiable tangible and intangible net assets relating to business acquisitions. Goodwill and intangible assets with indefinite useful lives are not amortized but instead are tested for impairment annually. For purposes of testing for goodwill impairment, the Company has determined that it has multiple reporting units with goodwill only assigned to one reporting unit.
For the periods presented, the Company does not have any indefinite-lived intangible assets, other than goodwill. Impairment testing is performed in two steps: (i) the Company assesses goodwill for potential impairment by comparing the fair value of the reporting unit with its carrying value, and (ii) if potential impairment is indicated because the reporting unit’s fair value is less than its carrying amount, the Company measures the amount of impairment loss by comparing the implied fair value of goodwill with the carrying amount of that goodwill. As of May 31, 2011 and 2010, no impairment losses were recognized on the Company’s goodwill.
During the year ended May 31, 2010, the Company reduced goodwill by $101,931, related to a reduction in the estimated future installment payments associated with its acquisition of a U.S. based prescription benefit management company. See Note I for further discussion.
Impairment of long-lived assets
The Company evaluates long-lived assets, such as property and equipment and purchased intangible assets with finite lives, for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. The fair value of the asset(s) is assessed based on the undiscounted future cash flows the asset(s) is expected to generate and the Company recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset(s) plus net proceeds expected from disposition of the asset(s), if any, are less than the carrying value of the asset(s). When an impairment is identified, the carrying amount of the asset(s) is reduced to its estimated fair value based on a discounted cash flow approach or, when available and appropriate, to comparable market values.
Identifiable intangible assets include amounts paid to acquire non-compete agreements and customer relationships. These costs are capitalized and amortized on a straight-line basis over their estimated useful lives that range from 3–13 years. These assets are reviewed for impairment whenever events or circumstances indicate that their carrying amount may not be recoverable.
During 2011 and 2010, there was no indication that the carrying amounts of the Company’s long-lived assets may not be recoverable.
Debt issuance costs
Costs incurred to arrange financing, including advisory fees, legal fees, and loan origination fees, are capitalized as debt issuance costs. Such costs are amortized over the life of the related financing on a straight-line basis. The amortization of debt issuance costs is included in interest expense in the statements of earnings. Unamortized debt issuance costs related to a previous credit agreement were charged to interest expense during the year when the previous credit agreement ended.
Revenue recognition
Pharmacy benefit administration
Revenue from sales of prescription drugs by pharmacies in the Company’s third-party networks is recognized when the claims are adjudicated (approved or denied). When the Company bills/collects from its customers and pays its pharmacy network providers under

HealthTran LLC
May 31, 2011 and 2010
Notes to the financial statements (Continued)

separate contracts, the Company records amounts due from its customers as revenue and amounts due to its pharmacy network providers as expense. Revenues and expenses are inclusive of any member co-payments collected by the pharmacy network providers.
Management has determined that the Company acts as the principal in its network transactions. The Company acts as a principal due to its: having separate contractual relationships with customers and with pharmacies; performing part of the service and responsibility to validate and economically manage a claim through its claims adjudication process; setting prescription prices for the pharmacy, including instructing the pharmacy as to how that price is to be settled (co-payment requirements); having discretion in supplier selection; having credit risk for the price due from the customer; and involvement in the determination of product or service specifications.
The Company also performs rebate-processing services for which it earns revenue. Amounts received and amounts paid by the Company are recorded on a gross basis and separately presented as a component of revenues and expenses, respectively. Management has determined that the Company acts as the principal in its rebate transactions. The Company acts as a principal due to its: responsibility for collections of amounts due from pharmaceutical companies and aggregators; independent contracts entered into with the pharmaceutical companies, aggregators and suppliers; performing part of the service including the responsibility to validate and manage claims through the billing, collection, reporting and payment processes.
When rebates originate from the sale of prescription drugs by pharmacy network providers filling prescriptions under the Company’s pharmacy network contracts, the Company reduces expenses by the amount of the rebate earned and deducts from its revenues any rebates paid to its customers.
Service revenue
The Company’s service revenue consists of claims processing and consulting services. The Company recognizes claims processing revenue on a per transaction basis upon the completion of processing the claim transaction. Consulting services revenue is recognized as services are performed.
Deferred revenue and customer acquisition costs
The Company typically enters into multiple year contracts with customers and may receive fees from customers at the beginning of a contract generally referred to as implementation fees. When received, the Company records these fees as deferred revenue and amortizes the balance on a straight-line basis over the contract term.
As of May 31, 2011 and 2010, the Company recorded deferred revenue totaling $224,638 and $513,202 respectively, of which $219,044 and $497,834 respectively, are included in current liabilities and $5,594 and $15,368 respectively, are reported as long-term deferred revenue.
The Company is capitalizing certain incremental direct costs related to the acquisition of customer contracts, and capitalizes setup and other direct installation activities performed at the inception of a specific arrangement with a specific customer enabling performance under the terms of a specific arrangement with the customer. These costs are collectively referred to as “customer acquisition costs.” Customer acquisition costs are amortized on a straight-line basis over the contract term.
As of May 31, 2011 and 2010, customer acquisition costs, net of accumulated amortization, totaled $204,781 and $371,827, respectively. Amortization expense for the years ended May 31, 2011 and 2010 was $329,424 and $443,881 respectively, and is included in operating expenses.
Receivables
All of the Company’s trade receivables are due from customers. Credit is extended based on an evaluation of a potential customer’s financial condition and collateral is not required. Amounts billed to customer accounts are generally due within 30 days, and become past due after such time. Accounts considered past due are subject to additional interest charges and penalties at the discretion of Company management.
The Company presents its receivables due from customers net of an allowance for doubtful accounts. The Company determines its allowance by considering a number of factors, including length of time the account is past due, the Company’s previous history with the customer, the customer’s current ability to pay its obligation, and the condition of the general economy and industry as a whole.
When the Company earns revenue before billing its customers, due to minimum invoice thresholds or other criteria determined by management, the Company reports the revenue in the relevant revenue category described previously. The aggregate unbilled amount is recorded as unbilled receivables.

HealthTran LLC
May 31, 2011 and 2010
Notes to the financial statements (Continued)

Deferred rent and landlord incentives
The Company recognizes rent expense on a straight-line basis under non-cancelable operating lease agreements conveying the right to use property or equipment for a stated period of time. As of May 31, 2011 and 2010, the Company had $326,922 and $432,790 of deferred rent which is included in deferred rent and landlord incentives on the balance sheets which reflects the difference between cash payments to the landlord and the amount recorded as rent expense during the years ended May 31, 2011 and 2010, respectively.
When the Company receives allowances or incentives from a landlord for leasehold improvements (“LHI”), the LHI allowance received from the landlord is recorded as deferred rent and amortized as a reduction to rent expense on a straight-line basis over the lease term. During the years ended May 31, 2011 and 2010, the Company amortized $220,625 and $220,625, respectively, of the allowance as a reduction to rent expense. As of May 31, 2011 and 2010, the Company had $569,948 and $790,573, respectively, of unamortized LHI allowances which was recorded as deferred rent and landlord incentives on the balance sheets.
Advertising expense
The Company expenses advertising costs, as incurred. Advertising costs for the years ended May 31, 2011 and 2010 was $699,867 and $139,491, respectively.
Reclassifications
Certain prior period balances have been reclassified to conform to the current year’s presentation. In the prior year balance sheets, customer prepayments relating to a United States-based prescription benefit management company acquired by the Company in December 2007 were presented as part of trade accounts receivable. In the current year’s presentation, it was determined appropriate to reclassify such prepayments as deposits received in the accompanying balance sheets.
Note C – Property and equipment

Property and equipment, including owned equipment and equipment under capital leases, consists of the following:

	As of May 31, 2011
	Owned	Leased	Total
Buildings and land	$281,177	$—	$281,177
Computer equipment	6,182,893	289,071	6,471,964
Furniture, fixtures and equipment	957,196	957,200	1,914,396
Software	14,305,644	13,787	14,319,431
Leasehold improvements	1,963,233	-	1,963,233
	23,690,143	1,260,058	24,950,201
Less accumulated depreciation	(17,669,049)	(682,645)	(18,351,694)
Total property and equipment	$6,021,094	$577,413	$6,598,507

	As of May 31, 2010
	Owned	Leased	Total
Buildings and land	$281,174	$—	$281,174
Computer equipment	5,729,728	155,916	5,885,644
Furniture, fixtures and equipment	761,795	957,200	1,718,995
Software	11,847,489	322,874	12,170,363
Leasehold improvements	1,953,395	-	1,953,395
	20,573,581	1,435,990	22,009,571
Less accumulated depreciation	(14,710,140)	(862,339)	(15,572,479)
Total property and equipment	$5,863,441	$573,651	$6,437,092

Depreciation expense includes depreciation on owned assets in addition to assets recorded under capital leases. Depreciation expense for the years ended May 31, 2011 and 2010 was $2,830,371 and $3,973,278, respectively.

HealthTran LLC
May 31, 2011 and 2010
Notes to the financial statements (Continued)

Note D – Debt

Long-term debt consists of the following:

	As of May 31,
	2011	2010
Term Note	$14,843,750	$14,113,833
Term Note discount	—	(274,136)
Key Note payable 1	—	7,399
Key Note payable 3	425,645	957,332
Key Note payable 4	383,433	—
Key Note payable 5	117,242	—
Class C preferred units subject to mandatory redemption	30,000,000	30,000,000
Class C preferred units discount	(5,016,461)	(5,918,917)
Class A warrants subject to put	6,693,539	6,317,193
Total debt	47,447,148	45,202,704
Less current portion	(2,523,945)	(6,679,430)
Total long-term debt	$44,923,203	$38,523,274

Credit Agreement
In May 2011, the Company entered into a new debt agreement (the “Credit Agreement”) with a finance company to refinance its Senior Debt Facility and provide additional working capital. The Credit Agreement includes both a revolving line of credit (the “Revolver”) and a term note (the “Term Note”). The Revolver of $10,000,000 and Term Note of $15,000,000 are secured by substantially all the assets of the Company and require the Company to comply with certain financial covenants including a fixed charge coverage ratio and senior debt leverage ratio, as determined on a quarterly basis, and to comply with certain non-financial covenants. As of May 31, 2011 and 2010, the Company was in compliance with the covenant requirements under the Credit Agreement and previous Senior Debt Facility, respectively.
Under the Credit Agreement, the Revolver and Term Note bear interest at rates equal to the Prime Rate plus the Applicable Margin. As of May 31, 2011, the interest rates for the Revolver and Term Note were 3.25% and 3.25%, respectively. As of May 31, 2010, the interest rates under the Company’s previous Senior Debt Facility’s term note and revolving line of credit were 3.25% and 4.25%, respectively.
Revolver
The Company may borrow up to the lesser of $10,000,000 or 80% of the Company’s eligible non-rebate accounts receivable and 70% of the Company’s eligible rebate accounts receivable, as reduced by certain letters of credit, corporate credit card, and merchant credit card processing reserves. Revolving loans may be borrowed, repaid and reborrowed, until May 3, 2016 (the term loan maturity date), on which date the entire unpaid principal balance of the revolving loan and all accrued and unpaid interest thereon shall be due and payable. After the term loan maturity date, no further revolving loans shall be made. As of May 31, 2011, $7,614,456 was available for borrowing under the revolver based on eligible accounts receivable.
The balance outstanding on the Revolver at May 31, 2011 was $0. Under the Company’s prior Senior Debt Facility revolver, the outstanding line was $8,700,000 as of May 31, 2010. Interest is due and payable monthly.
Term Note
The Term Note matures on May 3, 2016, and bears interest on the outstanding principal, payable monthly. Principal payments on the note are due in 60 monthly installments commencing on May 31, 2011. The first 12 monthly installments are in the amount of $156,250; the next 36 monthly installments are in the amount of $250,000; and the last 12 installments are in the amount of $343,750. Of the $15,000,000 of net proceeds from the new Term Note, $9,830,059 was used to repay all amounts outstanding under the Senior Debt Facility with the remaining $5,169,941 retained by the Company for working capital purposes. All unamortized related debt discount relating to the former Senior Debt Facility was expensed as interest expense. The amortized debt discount as of May 31, 2010 was $274,136, relating to the former Senior Debt Facility.

HealthTran LLC
May 31, 2011 and 2010
Notes to the financial statements (Continued)

Warrants
In conjunction with the Company’s previous Senior Debt Facility, the finance company received multiple warrants:

•
In conjunction with the previous Senior Debt Facility agreement, a warrant was issued in March 2005 which expires in 2012, to purchase 300,000 Class A membership units of the Company for $4 per unit (aggregate of $1,200,000). The warrant was allocated a value of $198,622, based on the relative fair values of the debt and the warrant. The Company has the option to purchase the warrant for $4,800,000 at any time.

•
In conjunction with the revised previous Senior Debt Facility agreement, a warrant was issued in December 2007, which expires in 2014, to purchase 104,667 Class A membership units of the Company for $11.46 per unit (aggregate of $1,200,000). The warrant was allocated a value of $548,276, based on the relative fair values of the debt and the warrant. The Company has the option to purchase the warrant for $4,800,000 at any time.

Upon the close of the securities purchase agreement in December 2009, the previous finance company exercised its warrant to purchase Class A units which were issued in 2005 as part of the original Credit Agreement. The previous finance company purchased 300,000 Class A units at $4 per unit (aggregate of $1,200,000). The Class A units relating to the exercise of this warrant were subsequently redeemed by the Company for $3,000,000 (at $10 per unit).
In conjunction with the securities purchase agreement executed in December 2009, the warrant issued in 2007 was amended as follows: (1) the number of units was amended to 113,270 from 104,667, and (2) the warrant price was amended to $7.65 from $11.46. These adjustments were made pursuant to an antidilution agreement entered into in conjunction with the warrant agreement that allowed for adjustments to the warrant price and number of shares for diluting issuances such as the securities purchase transaction completed in December 2009.
Key Notes payable
In September 2005, the Company borrowed $125,243 under Key Note payable 1 to finance equipment purchases. The Key Note payable 1 matured on September 30, 2010. Monthly principal and interest payments were due in sixty equal installments of $2,496 beginning September 30, 2005. The effective interest rate on the Key Note payable 1 was 7.54%. The balance of the payable at May 31, 2011 and 2010 was $0 and $7,399, respectively.
In February 2007, the Company borrowed $2,450,262 under Key Note payable 3 to finance equipment purchases. The Key Note payable 3 matures on March 6, 2012. Monthly principal and interest payments are due in sixty equal installments of $48,782 beginning March 6, 2007. The effective interest rate on the Key Note payable 3 is 7.49%. The balance of the payable at May 31, 2011 and 2010 was $425,645 and $957,332, respectively.
In February 2011, the Company borrowed $416,180 under Key Note payable 4 to finance equipment purchases. The Key Note payable 4 matures on February 24, 2015. Monthly principal and interest payments are due in forty-eight equal installments of $9,230 beginning March 24, 2011. The effective interest rate on the Key Note payable 4 is 3.10%. The balance of the payable at May 31, 2011 and 2010 was $383,433 and $0, respectively.
In April 2011, the Company borrowed $122,031 under Key Note payable 5 to finance equipment purchases. The Key Note payable 5 matures on April 29, 2015. Monthly principal and interest payments are due in forty-eight equal installments of $2,706 beginning May 29, 2011. The effective interest rate on the Key Note payable 5 is 3.10%. The balance of the payable at May 31, 2011 and 2010 was $117,242 and $0, respectively.
Class C preferred units subject to mandatory redemption and Class A warrants subject to put
In December 2009, the Company entered into a securities purchase agreement (the “Agreement”) with an investing party as part of a minority recapitalization transaction. Under this Agreement, in exchange for $30,000,000 in net proceeds received, the Company issued 30,000 units of a newly created equity class designated Class C preferred units (the “Class C preferred”), as well as warrants to purchase 860,114 units of the Company’s Class A units (the “Class A warrants”). In conjunction with this transaction, the Company incurred approximately $1.8 million in transaction costs. Of the $30,000,000 in proceeds received, $28,398,000 was distributed to the sole holder of the Company’s Class A units, and $1,602,000 was used to redeem certain Class B units (refer to Note E).
Refer to Note E for the key features of the Class C preferred.
Key features of the Class A warrants issued include:

HealthTran LLC
May 31, 2011 and 2010
Notes to the financial statements (Continued)

•	Immediately exercisable into 860,114 Class A units, representing an approximate 7.5% common equity interest in the Company, at an exercise price of $.001 per unit;

•	Fully detachable from the Agreement and Class C preferred units;

•
Put rights granted to the investing party are exercisable at any time on or after (i) an uncured or non-waived event of default, (ii) a change of control or any redemption of the Class C preferred, or (iii) December 22, 2016 (the mandatory redemption date for the Class C preferred).

•	Put rights granted include both the Class A warrants and the underlying Class A units issuable under the warrants upon exercise by the investing party;

•	Put price to be paid by the Company equal to:

•	For Class A units – liquidation value per unit calculated assuming all outstanding options/warrants of the Company exercised

•	For Class A warrants – liquidation value per unit calculated assuming all outstanding options/warrants of the Company exercised, less exercise price payable under Warrant.
The Company may call all of the warrants/underlying Class A units held upon first anniversary of the redemption of the Class C preferred.
Class C preferred units subject to mandatory redemption and Class A warrants subject to put (continued)
The fair value of the Class A warrants subject to put was determined to be $6,317,193 on the date of issuance. As of the end of each reporting period, management is required to re-measure the estimated value of the Company’s Class A units to determine any change in the fair value of the Class A warrants subject to put, and will record any change in such value to interest expense. As of May 31, 2010, management believed the Class A warrants’ carrying value of $6,317,193 still fairly approximated the estimated fair value of these warrants. Based on a revaluation analysis conducted as of May 31, 2011, the fair value of the Class A warrants subject to put was re-measured at $6,693,539, with the resulting increase in fair value of $376,346 recognized as interest expense for the year ended May 31, 2011.
Because of the mandatory redemption features of the Class C preferred units and the put rights of the Class A warrants, both are required to be recorded as debt rather than equity. Furthermore, the initial value of the Class A warrants has been recorded as a discount against the Class C preferred units and this discount will be accreted to a non-operating expense account on a straight line basis through December 22, 2016, the mandatory redemption date of the Class C preferred units.
The transaction costs incurred relating to the Agreement have been treated as a deferred charge and are being amortized to interest expense from the date of issuance through the mandatory redemption date of the Class C preferred (i.e. through December 22, 2016).
Maturities of total debt are as follows:

As of May 31, 2011
Year ending May 31,
2012	$2,523,945
2013	3,133,624
2014	3,137,826
2015	3,193,425
2016	3,781,250
Thereafter	31,677,078
Total debt	$47,447,148

HealthTran LLC
May 31, 2011 and 2010
Notes to the financial statements (Continued)

Note E – Membership units

The Company has three classes of membership units: Class A units, Class B units and Class C preferred units.
Class A units
At May 31, 2011 and 2010, the Company had 9,700,000 Class A units authorized, issued and outstanding. Holders of Class A units are entitled to one vote for each share held and generally vote as a single class. Class A units are entitled to allocation of earnings or losses generated by the Company’s operations, subject to limitations relating to the Class C preferred units.
Class B units
At May 31, 2011 and 2010, the Company had 794,800 Class B units authorized with 496,000 and 416,800 units issued and outstanding, respectively. Key features of the Class B units include:

•
The Class B units are granted to key employees, officers, directors and other service providers of the Company and do not have an exercise price, vest immediately, do not expire, are non-transferable, do not have any voting rights with respect to the Company, and do not have allocation rights to net income or net loss generated by the Company’s operations;

•
Holders of the Class B units only have the right to receive distributions from the Company in connection with the sale of all or substantially all of the Company’s assets (i.e. upon a qualifying “change of control event”) provided the holder is still employed by the Company at the time of the change of control event (i.e. the units are immediately forfeited upon the voluntary or involuntary termination of the employee’s employment with the Company prior to a change of control event);

•	The Company has the right to call the Class B units upon a change of control event.
In December 2009, in conjunction with the closing of the securities purchase agreement (see Note D), the owners of the Company elected to redeem 160,200 Class B units at a purchase price of $10 per unit ($1,602,000 in aggregate). The Company recorded this transaction as stock-based compensation within the statements of earnings.
In the event a qualifying change of control event was to occur as of May 31, 2011, the Company estimates the redemption value of the outstanding Class B units would be approximately $3,900,000. As of May 31, 2011, a qualifying change of control event was not considered probable; therefore, no stock-based compensation has been recorded in the accompanying consolidated financial statements relating to Class B units outstanding as of May 31, 2011.
Class C preferred units subject to mandatory redemption
At May 31, 2011 and 2010, the Company had 30,000 and 30,000 Class C preferred units (the “Class C preferred”) authorized, respectively, with 30,000 and 30,000 units issued and outstanding, respectively. Key features of the Class C preferred units include:

•	14% annual preferred yield, compounded quarterly. Prior to redemption, dividends may be paid at the discretion of the Company subject to restrictions under the Credit Agreement (as described below);

•	Liquidation value equal to unpaid Class C preferred capital plus unpaid Class C preferred dividends;

•	Mandatory redemption on December 22, 2016 at the liquidation value;

•	Redemption or payment of dividends related to Class C preferred is subject to compliance with all covenants of the Credit Agreement with the Company’s finance company;

•
Pursuant to the Agreement and the Company’s amended limited liability company agreement, tax distributions are permitted to be paid to the holders of Class A units and Class C preferred, subject to limits placed by the Credit Agreement.

Class C preferred units subject to mandatory redemption (continued)
Class C preferred unit dividends were $4,519,815 and $1,851,600, for the years ended May 31, 2011 and 2010, respectively. As of May 31, 2011 and 2010, $5,046,483 and $655,890, respectively, in Class C preferred unit dividends payable is included in long-term debt within the accompanying balance sheets. Prior to redemption of the Class C preferred units, dividends may be paid at the discretion of the Company.

HealthTran LLC
May 31, 2011 and 2010
Notes to the financial statements (Continued)

Note F – Commitments and contingencies
Operating leases
The Company leases its office space as well as equipment under non-cancelable agreements. Rent expense was $1,201,393 and $1,210,909, respectively, for the years ended May 31, 2011 and 2010.
Future minimum lease payments under operating leases are as follows:

As of May 31, 2011
Year ending May 31,
2012	$1,375,577
2013	1,338,448
2014	745,655
2015	87,273
2016	16,793
Thereafter	—
Total future minimum operating lease payments	$3,563,746

Capital leases
The Company leases certain equipment under capital lease agreements. Future minimum lease payments under capital leases are as follows:

As of May 31, 2011
Year ending May 31,
2012	$280,054
2013	111,831
2014	37,277
Total future minimum capital lease payments	429,162
Less amounts representing interest	(12,192)
Present value of minimum capital lease payments	416,970
Less current portion	(270,299)
Future minimum rental payments, net	$146,671

Litigation
During the year ended May 31, 2009, a former client filed a lawsuit in the district Court of Arapahoe County, Colorado against the Company. The complaint alleged, among other things, breach of contract. The Company answered the former client’s claims and brought counterclaims alleging, among other things, breach of contract and unjust enrichment. In January 2011, the former client’s receivership agent and the Company entered into a settlement agreement for all claims of both parties. In accordance with the terms of the settlement agreement, the Company made a payment totaling $200,000 to the former client in January 2011.
During the year ended May 31, 2010, a former client alleged damages suffered by it due to actions or inactions of the Company over the last several years, and elected to pursue arbitration against the Company. An arbitration hearing was held in May 2011 and closing briefs were submitted by both parties to the arbitrator in July 2011. The Company expects a decision in the fall of 2011.
The Company is subject to other legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, these other actions are unlikely to materially affect the Company’s financial position.

HealthTran LLC
May 31, 2011 and 2010
Notes to the financial statements (Continued)

Note G – Affiliate and related party transactions

The Company entered into a service agreement with J&L Management Services, LLC, related through common ownership, to receive various management services. J&L Management Services, LLC has billed the Company $500,004 and $628,335, respectively, for the years ended May 31, 2011 and 2010, related to this service agreement. As of both May 31, 2011 and 2010, there were no amounts due from or to J&L Management Services, LLC.
Note H – Restricted cash
On September 5, 2006, in connection with the Company’s office space lease, the Company issued a $640,000 letter of credit (“LOC”) to its landlord as security for performance of the Company’s obligations under the office space lease. The LOC was secured by a certificate of deposit (“CD”). The Company is only obligated to keep value of the LOC deposited in the CD. Provided the Company is not in default under its office space lease, it has the right to decrease the letter of credit to $577,700 on December 1, 2007, $379,300 on December 1, 2008, $162,200 on December 1, 2009 and $0 on December 1, 2010. As of May 31, 2011 and May 3, 2010, the CD balance was $0 and $162,448, respectively. The account was closed on May 22, 2011.
Periodically the Company establishes CDs with monies received from the Company’s customers (“Security CDs”). Proceeds from the Security CDs’ are available to the Company, in the event of a customer default, to secure its customers’ payment obligations under the Company’s service agreements. As of May 31, 2011 and 2010, the company held $563,766 and $559,763 respectively in a Security CD which is included in restricted cash on the balance sheet.
The Company also maintains a LOC CD account as part of their compliance with States’ requirements for their Discount Healthcare (“DHC”) line of business. As of May 31, 2011, the company held $100,188 in an LOC CD which is included in restricted cash on the balance sheet.

Note I – Intangibles

On October 1, 2008, the Company purchased certain assets and assumed certain liabilities from a U.S based prescription benefit management company (“Seller”) for $4,958,272.  The results of the operations for the Seller have been included in the Company’s statements of earnings since the acquisition date. During fiscal year ended May 31, 2010 and 2011, post closing purchase price adjustments were made, reducing the estimated future installment payments in the amount of $535,100 and $26,128, respectively. As a result of these reductions, goodwill was reduced from $101,931 to $-0- during the year ended May 31, 2010 and intangible assets acquired were reduced to $4,379,831 and $4,353,703, at May 31, 2010 and 2011, respectively. Estimated future installment payments are $3,691,492 as of May 31, 2011. Intangible assets were as follows:

		As of May 31, 2011
	Estimated life	Gross carrying value	Accumulated amortization	Net intangibles

Customer relationships	9.7	$18,697,998	$(6,562,686)	$12,135,312
Non-compete agreements	5	7,865,000	(6,204,653)	1,660,347
Branding	3	19,400	(539)	18,861
		$26,582,398	$(12,767,878)	$13,814,520

		As of May 31, 2010
	Estimated life	Gross carrying value	Accumulated amortization	Net intangibles

Customer relationships	9.7	$18,724,126	$(4,752,764)	$13,971,362
Non-compete agreements	5	7,865,000	(4,631,646)	3,233,354
		$26,589,126	$(9,384,410)	$17,204,716

Amortization expense for the years ended May 31, 2011 and 2010 was $3,383,468 and $3,366,722 respectively.

HealthTran LLC
May 31, 2011 and 2010
Notes to the financial statements (Continued)

The future estimated aggregate amortization expense for intangible assets is as follows:

As of May 31, 2011
Year ending May 31,
2012	$2,557,868
2013	1,847,410
2014	1,318,195
2015	1,307,934
2016	1,307,934
Thereafter	5,475,179
$13,814,520

Note J – Employee benefit plan

The Company provides a 401(k) plan for substantially all employees. Effective January 2009, the Company matches 100% of employee contributions up to a 3% maximum of compensation, as well as 50% of the next 2% contributed. Employee contributions in excess of 5% of compensation are not matched by the Company. The plan expense for the years ended May 31, 2011 and 2010 was approximately $589,653 and $500,013, respectively.
Note K – Concentrations of credit risk and significant customers

The Company is subject to concentration of credit risk with respect to its cash and cash equivalents, which the Company attempts to minimize by maintaining its cash and cash equivalents with institutions of sound financial quality. At times, cash balances may exceed limits federally insured by the Federal Deposit Insurance Corporation (“FDIC”). No losses related to such balances have been incurred to date. In October 2008, through the temporary Transaction Account Guarantee Program, full coverage is offered for non-interest bearing deposit accounts at FDIC-insured institutions that agree to participate in the program and remained in effect for participating institutions until December 31, 2010. Effective December 31, 2010, the Federal Deposit Insurance Act was amended to provide unlimited insurance coverage of non-interest bearing accounts; therefore, the Company does not have funds which are not federally insured.
Revenues from major customers
During the year ended May 31, 2011, the top four customers of the Company from a revenue perspective accounted for 41% of the Company’s total revenue, 40% of gross profit, and represented 14% of accounts receivable as of May 31, 2011. One of these customers, representing 6.9% of revenue and 1% of gross profit during the year ended May 31, 2011, terminated its services agreement with the Company in March 2011. During the year ended May 31, 2010, the top five customers of the Company from a revenue perspective accounted for 44% of the Company’s total revenue, 35% of gross profit, and represented 26% of accounts receivable as of May 31, 2010. Two of these customers, representing 18% of revenue and 1% of gross profit during the year ended May 31, 2010, subsequently terminated their services agreements with the Company during the year ended May 31, 2011.
Note L – Fair value measurements
The Company records the Class A warrants at fair value. The Company follows a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy are described below:
Level 1
Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets.
Level 2
Inputs to the valuaftion methodology include:

•	Quoted prices for similar assets or liabilities in active markets;

HealthTran LLC
May 31, 2011 and 2010
Notes to the financial statements (Continued)

•	Quoted prices for identical or similar assets or liabilities in inactive markets;

•	Inputs other than quoted prices that are observable for the asset or liability;
Level 3
Inputs to the valuation methodology are unobservable and significant to the fair value measurement. The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.
The Company has the option to measure financial instruments and certain other assets and liabilities at fair value on an instrument-by-instrument basis. The Company has not elected the fair value option for all financial assets and liabilities.
Class A warrants
The fair value of the Company’s Class A warrants is measured using level 3 inputs are based on unobservable and significant fair value measurements.
The method described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Company believes its valuation method is appropriate and consistent with other market participants, the use of different methodologies or assumptions could result in a different fair value measurement at the reporting date.
Note M – Subsequent events

Subsequent events have been evaluated and disclosed through August 31, 2011, the date of issuance of these consolidated financial statements.

HealthTran LLC
May 31, 2011 and 2010
Notes to the financial statements (Continued)

Schedule of Adjusted EBITDA

Reconciliation of net income to adjusted EBITDA
The Company’s primary evaluation of business performance is adjusted EBITDA. The Company defines adjusted EBITDA as net earnings before net interest expense, income taxes, depreciation and amortization, stock-based compensation expense, dividends on Class C preferred units, and accretion of Class C preferred units discount. Management acknowledges that adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with accounting principles generally accepted in the United States of America (“US GAAP)”. However, EBITDA or similar measures are widely used by analysts and investors in the Pharmacy Benefit Management (or “PBM”) industry to determine a company’s operating performance and ability to incur and service debt. The following table provides a reconciliation of net earnings to adjusted EBITDA for the specified periods:

	Years ended May 31,
	2011	2010

Net earnings	$2,687,136	$1,233,413

Depreciation and amortization	6,543,263	7,783,881
Interest income	(1,400)	(25,771)
Interest expense	1,916,134	1,531,329
Stock-based compensation expense	—	1,602,000
Dividends on Class C preferred units	4,519,815	1,851,600
Accretion of Class C preferred units discount	902,456	398,276

Adjusted EBITDA	$16,567,404	$14,374,728